Exhibit 99.1

SYMMETRY HOLDINGS INC. ANNOUNCES EXECUTION OF DEFINITIVE AGREEMENT TO ACQUIRE NOVAMERICAN STEEL INC. AT A PRICE OF US$56.00 PER COMMON SHARE IN CASH

New York, NY and Montréal, Québec (June 21, 2007) — Symmetry Holdings Inc. (“Symmetry”) (AMEX: SHJ, SHJ-U, SHJ-WS) and Novamerican Steel Inc. (“Novamerican”) (NASDAQ: TONS) today announced that they have entered into a definitive agreement whereby Symmetry will acquire all of the issued and outstanding shares of Novamerican, a well-established steel service center, processor and tubing manufacturer in North America. The transaction will be carried out pursuant to an arrangement agreement under a court-approved statutory plan of arrangement governed by the Canada Business Corporations Act. Following the completion of the transaction, Novamerican will be a wholly-owned, indirect subsidiary of Symmetry. Under the terms of the arrangement agreement, Novamerican shareholders will receive US$56.00 in cash per share (US$585.2 million in cash in the aggregate) for all of the outstanding common shares of Novamerican. The per share consideration represents a 19% premium over the volume-weighted average price of US$47.03 for the 20 trading days prior to this announcement. Novamerican has also determined to pay, at the closing of the transaction, a special dividend to Novamerican shareholders on a pro rata basis equal to lesser of (i) the amount by which the cash at Novamerican at closing exceeds US$80 million and (ii) the amount by which the sum of cash and inventory at Novamerican at closing exceeds US$225 million. Payment of the special dividend is contingent on, among other things, Novamerican having more than US$80 million of cash and US$135 million in inventory at closing.

Novamerican principal stockholders, D. Bryan Jones and Scott B. Jones, have agreed, pursuant to a lock-up agreement, to irrevocably support and vote in favor of the arrangement. These stockholders collectively hold approximately 67.5% of the outstanding shares of Novamerican. The lock-up agreement continues through November 30, 2007, subject to the extension of such date to January 31, 2008, as described more fully below.

The transaction has been unanimously approved by the board of directors of Symmetry, and has received the unanimous approval of the board of directors of Novamerican, with interested directors of Novamerican abstaining. The approval by Novamerican's board of directors followed the recommendation of a Special Committee of independent directors, which was formed to review the terms and conditions of the transaction. The Special Committee undertook a comprehensive review of the transaction, including seeking advice from both its independent financial advisor and independent legal counsel, and receiving a fairness opinion from its financial advisor, Deloitte & Touche Corporate Finance Canada Inc., to the effect that, as of the date hereof, the arrangement is fair, from a financial point of view, to the stockholders of Novamerican (other than Messrs. Jones). After careful consideration, the Special Committee unanimously recommended approval of the transaction to the board of directors of Novamerican, which has in turn determined that the transaction is in the best interests of Novamerican and its stockholders and has approved entering into the arrangement agreement.

The boards of Novamerican and Symmetry have authorized the submission of the arrangement to their respective stockholders for approval. The proxy material to be sent to Symmetry’s stockholders is subject to prior review by the US Securities and Exchange Commission (the "SEC").  Following completion of such review, Symmetry will seek approval of the transaction from a majority of its stockholders present at a meeting convened for such purpose.  Symmetry stockholder approval will also be subject to having less than 30% of its stockholders both vote against the transaction and properly exercise certain conversion rights, as provided under Symmetry’s charter. In addition, the transaction requires the approval of the Superior Court of Québec, as required under the Canada Business Corporations Act, as well as 66 2/3% of Novamerican's shareholders present at a special meeting convened for such purpose.

“I am convinced that this transaction is in the best interests of all Novamerican stakeholders. It represents fair value to stockholders and ensures continuity for the employees of the company,” said Bryan Jones, Chairman of the Board and Chief Executive Officer of Novamerican.  “Symmetry is dedicated to the long-term future of the company. As it will rely on present management for operational experience, I am confident that Novamerican will stay on its present course and will pursue expanded opportunities.  After 28 years building the company, I leave with the certain knowledge that Novamerican’s growth will be uninterrupted and its future secure.”

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Corrado De Gasperis, Symmetry’s CEO, said, “This transaction provides our investors with an accelerated opportunity that is both consistent with the parameters presented in our initial public offering and well suited for the implementation of our operating methodology – The Decalogue™. We look forward to carrying on the highest quality of performance established by Bryan and Scott Jones and the rest of the Novamerican team.”

To partially fund the purchase price and related fees and expenses and provide additional capital for growth and expansion, Symmetry’s Chairman and certain other founding stockholders of Symmetry have agreed to purchase in a private placement 1,875,000 units of Symmetry for US$15 million, or US$8.00 per unit, at the time of the closing of the transaction. Each unit will consist of one share of common stock and one warrant. Each warrant will entitle the holder to purchase one share of common stock at a price of US$5.50 and will be exercisable from the later of the consummation of the transaction and March 7, 2008 until expiration 4 years from the issue date or earlier upon redemption. JPMorgan Chase Bank, N.A., together with CIBC World Markets Corp, and CIT Business Credit Canada LLC have committed to provide debt financing of up to US$500 million to fund a portion of the purchase price and related fees and expenses and for working capital and general corporate purposes. The private placement and a portion of the debt financing will be funded at the closing of the transaction, and the proceeds will be combined with up to approximately US$140 million of cash held in trust by Symmetry that was raised in its initial public offering in March 2007 to pay the purchase price and related fees and expenses.

To further fund the working capital requirements of Symmetry, Symmetry’s Chairman has today purchased in a private placement 787,402 warrants of Symmetry for US$1,000,000, or US$1.27 per warrant, the volume-weighted average price for the 20 trading days prior to this announcement. Each warrant entitles the holder to purchase one share of common stock at a price of US$5.50 and is exercisable from the later of the consummation of the transaction and March 7, 2008 until expiration on June 21, 2011 or earlier upon redemption.

The completion of the plan of arrangement is subject to certain closing conditions, including Novamerican stockholder, Symmetry stockholder and court approvals, and to various regulatory requirements and approvals, including the approvals under the Investment Canada Act (Canada) and the Competition Act (Canada), and termination or expiration of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The arrangement agreement requires Novamerican to have certain minimum cash and inventory levels at closing, and provides for the sale of certain assets from Novamerican to its principal stockholders for total consideration of approximately US$15 million, representing the fair market value of such assets based on independent appraisals obtained by Novamerican. The sale of assets by Novamerican is required in order to ensure that Novamerican meets its minimum cash level condition at closing. Novamerican also agreed to a sale-leaseback arrangement with its principal stockholders for its head office building in LaSalle, Québec, under which Novamerican will receive approximately US$12.1 million for the sale of the building and will enter into a lease agreement based on market rates. The commercial terms of these transactions are based on appraisals made by third party independent valuators and were reviewed by the Special Committee of the board of directors of Novamerican.

The arrangement agreement provides for, among other things, a non-solicitation covenant on the part of Novamerican, subject to customary “fiduciary out” provisions that entitle Novamerican to consider and accept a superior proposal; a right in favor of Symmetry to match any superior proposal; and the payment of a termination fee to Symmetry and a reverse termination fee to Novamerican in certain circumstances. Notwithstanding Novamerican’s right to terminate the arrangement agreement in order to accept a superior proposal, Novamerican’s principal stockholders, Messrs. Jones, will remain subject to the lock-up agreement until November 30, 2007. If the transaction has not been consummated by November 30, 2007 as a result of a delay in obtaining SEC approval of Symmetry’s proxy statement, Symmetry may extend the lock-up agreement from November 30, 2007 to January 31, 2008 and Novamerican may extend the lock-up agreement from November 30, 2007 to December 31, 2007.

Symmetry will file a current report on Form 8-K with the SEC, which report will set forth additional details on the transaction and related financings. In addition, copies of the arrangement agreement and certain related documents will be filed with the SEC and will be available through the website maintained by the SEC at http://www.sec.gov.

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CIBC World Capital Markets Corp. acted as financial advisor to Novamerican. Stikeman Elliott LLP and McDermott Will & Emery LLP provided legal advice to of Novamerican and its principal stockholders in connection with the transaction, and Ogilvy Renault LLP acted as the independent legal counsel to the Special Committee of Novamerican. Davies Ward Phillips & Vineberg LLP and Kelley Drye & Warren LLP provided legal advice to Symmetry in connection with the transaction and the financing.

About Symmetry Holdings Inc

Symmetry is a company formed for the specific purpose of acquiring businesses that are in the basic industries sector. Since completing its initial public offering in March 2007, Symmetry has dedicated its resources to seeking and evaluating business combination opportunities of industrial, asset-based companies in North America. For additional information on Symmetry Holdings Inc., visit our website at http://www.symmetryholdings.com.

About Novamerican Steel Inc.

Novamerican, based in Montréal, Canada with twenty-two operating locations in Canada and the United States, processes and distributes carbon steel, stainless steel and aluminum products and operates as an intermediary between primary metal producers and manufacturers that require processed metal, often on a just-in-time delivery basis. Novamerican also produces roll formed steel sections and manufactures heavy equipment parts and accessories. Novamerican's flat rolled processing capabilities include pickling, slitting, blanking, leveling, temper-rolling and cutting-to-length to precise customer specifications. Additionally, Novamerican performs many of these processing services for customers who provide their own steel, referred to in the industry as toll processing. For additional information on Novamerican Steel Inc., visit our website at http://www.novamerican.com.

Forward-looking Statements

This press release and related discussions contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Symmetry, Novamerican, the proposed transaction and their combined business after completion of the proposed transaction. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Symmetry’s and Novamerican’s management, are subject to risks and uncertainties (including those described in Symmetry's and Novamerican's public filings with the SEC), which could cause actual results, events and circumstances to differ materially from the forward-looking statements. The following factors, among others, could cause actual results, events and circumstances to differ from those set forth in the forward-looking statements: the failure to obtain any of the approvals described above relating to the arrangement agreement and the transactions contemplated thereby; more than 30% of the public stockholders of Symmetry voting against the transaction and validly exercising their conversion rights; the failure to satisfy any of the conditions to closing of the debt financing described above (which conditions consist of: completion of satisfactory definitive documentation; receipt of the results of field examinations and inventory appraisals (prepared by a third party appraisal firm) reasonably satisfactory to JPMorgan Chase Bank, N.A.; receipt of a solvency opinion; absence of material adverse changes affecting Symmetry or Novamerican; and certain other customary conditions; material adverse changes affecting Novamerican or its businesses; changes in generally accepted accounting principles; failure of Novamerican to continue to comply with government regulations; adoption of or changes in legislation or regulatory environments or requirements adversely affecting the Novamerican businesses; changes in the financial stability of major customers of Novamerican or in demand for its products and services; the failure to achieve the benefits anticipated from this transaction; competition; changes in general economic conditions; geopolitical events, and other risks and uncertainties, including those detailed in Symmetry's and Novamerican's filings with the SEC, as well as future decisions by the parties. The information set forth herein should be read in light of such risks. This news release does not constitute an offer or solicitation as to any securities. References to street or analyst earnings estimates mean those published by First Call. Neither Symmetry nor Novamerican assumes any obligation to update the information contained in this press release or such discussions.

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Additional Information

In connection with the proposed transaction and required stockholder approval, Symmetry will file with the SEC a proxy statement that will be mailed to the stockholders of Symmetry. Symmetry’s stockholders are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about the acquisition of Novamerican and related matters. Stockholders will be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Symmetry Holdings Inc., 28 West 44th Street, 16th Floor, New York, New York 10036. Once filed, investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov.

Symmetry and its officers and directors may be deemed to be participating in the solicitation of proxies from the Symmetry stockholders in favor of the approval of the proposed transaction. Information concerning Symmetry's directors and officers is set forth in the publicly filed documents of Symmetry. Stockholders may obtain more detailed information regarding the direct and indirect interests of Symmetry and its directors and executive officers in the transaction and related financings by reading the preliminary and definitive proxy statements regarding the proposed acquisition, which will be filed with the SEC.

Contacts:

For Symmetry Holdings Inc. – Karen G. Narwold, General Counsel, 646-429-1540 (office); 917-207-7924 (cell)

For Novamerican Steel Inc. – Rick Leckner, MaisonBrison, 514-731-0000, ext. 222

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